Exhibit 10.2
PROGRESS SOFTWARE CORPORATION
2008 STOCK OPTION AND INCENTIVE PLAN
(Amended and Restated by the Board of Directors: March 24, 2026)

SECTION 1. GENERAL PURPOSE OF THE PLAN; DEFINITIONS
The name of the plan is the Amended and Restated Progress Software Corporation 2008 Stock Option and Incentive Plan (the "Plan"). The purpose of the Plan is to encourage and enable the officers, employees, Non-Employee Directors and other key persons (including consultants and prospective employees) of Progress Software Corporation (the "Company") and its Subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company's welfare will assure a closer identification of their interests with those of the Company and its shareholders, thereby stimulating their efforts on the Company's behalf and strengthening their desire to remain with the Company.
The following terms shall be defined as set forth below:
"Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.
"Administrator" means either the Board or the Committee.
"Adoption Date" means March 12, 2008.
"Award" or "Awards," except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Deferred Stock Awards, Restricted Stock Awards, Unrestricted Stock Awards, Cash-Based Awards, Performance Share Awards and Dividend Equivalent Rights.
"Award Document" means a written or electronic document setting forth the terms and provisions applicable to an Award granted under the Plan. Each Award Document is subject to the terms and conditions of the Plan.
"Board" means the Board of Directors of the Company.
"Cash-Based Award" means an Award entitling the recipient to receive a cash-denominated payment.
"Cause" means (i) any material breach by the grantee of any agreement to which the grantee and the Company are both parties, (ii) any act or omission to act by the grantee which may have a material and adverse effect on the Company's business or on the grantee's ability to perform services for the Company, including, without limitation, the commission of any crime (other than ordinary traffic violations), or (iii) any material misconduct or material neglect of duties by the grantee in connection with the business or affairs of the Company or any affiliate of the Company.
"Code" means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.
"Committee" means a committee which is comprised of not less than two Non-Employee Directors who are independent.
"Deferred Stock Award" means an Award of phantom stock units to a grantee, including restricted stock units.
"Disability" means disability as set forth in Section 22(e)(3) of the Code.
"Dividend Equivalent Right" means an Award entitling the grantee to receive credits based on cash dividends that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares had been issued to and held by the grantee.
"Effective Date" means the date on which the Plan is approved by shareholders as set forth in Section 21.
"Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.
"Fair Market Value" of the Stock on any given date means the closing price per share of Stock as reported by the NASDAQ Global Select Market or another national securities exchange. If there are no market quotations for such date, the determination shall be made by reference to the last date preceding such date for which there are market quotations. If the Stock is not quoted on the NASDAQ Global Select Market or another national securities exchange, the fair market value of the Stock shall be as determined in good faith by the Administrator.
"Incentive Stock Option" means any Stock Option designated and qualified as an "incentive stock option" as defined in Section 422 of the Code.
"Non-Employee Director" means a member of the Board who is not also an employee of the Company or any Subsidiary.
"Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option.
"Option" or "Stock Option" means any option to purchase shares of Stock granted pursuant to Section 5.
"Performance-Based Award" means any Restricted Stock Award, Deferred Stock Award, Performance Share Award or Cash-Based Award that is subject to performance-based vesting conditions.
"Performance Criteria" means the criteria that the Administrator selects for purposes of establishing the Performance Goal or Performance Goals for an individual for a Performance Cycle. The Performance Criteria (which shall be applicable to the organizational level specified by the Administrator, including, but not limited to, the Company or a unit, division, group, or Subsidiary of the Company) that will be used to establish Performance Goals may include, but are not limited to the following: revenue, non-GAAP operating income, earnings before interest, taxes, depreciation and amortization, net income (loss) (either before or after interest, taxes, depreciation and/or amortization), changes in the market price of the Stock, economic value-added, sales or revenue, acquisitions or strategic transactions, cash flow (including, but not limited to, operating cash flow and free cash flow), return on capital, assets, equity, or investment, total shareholder returns, return on sales, gross or net profit levels, productivity, expense, margins, operating efficiency, working capital, earnings (loss) per share of Stock, sales or market shares and number of customers, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group.
"Performance Cycle" means one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Criteria will be measured for the purpose of determining a grantee's right to and the payment of a Restricted Stock Award, Deferred Stock Award, Performance Share Award or Cash-Based Award.
"Performance Goals" means, for a Performance Cycle, the specific goals established in writing by the Administrator for a Performance Cycle based upon the Performance Criteria.
"Performance Share Award" means an Award entitling the recipient to acquire shares of Stock upon the attainment of specified Performance Goals.
"Restricted Stock Award" means an Award entitling the recipient to acquire, at such purchase price (which may be zero) as determined by the Administrator, shares of Stock subject to such restrictions and conditions as the Administrator may determine at the time of grant.
"Sale Event" shall mean (i) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (ii) a merger, reorganization or consolidation in which the outstanding shares of Stock are converted into or exchanged for securities of the successor entity and the holders of the Company's outstanding voting power immediately prior to such transaction do not own a majority of the outstanding voting power of the successor entity immediately upon completion of such transaction, or (iii) the sale of all of the Stock of the Company to an unrelated person or entity.
"Sale Price" means the value as determined by the Administrator of the consideration payable, or otherwise to be received by shareholders, per share of Stock pursuant to a Sale Event.
"Section 409A" means Section 409A of the Code and the regulations and other guidance promulgated thereunder.
"Stock" means the Common Stock, par value $0.01 per share, of the Company, subject to adjustments pursuant to Section 3.
"Stock Appreciation Right" means an Award entitling the recipient to receive shares of Stock having a value equal to the excess of the Fair Market Value of the Stock on the date of exercise over the exercise price of the Stock Appreciation Right multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised.
"Subsidiary" means any corporation or other entity (other than the Company) in which the Company has at least a 50 percent interest, either directly or indirectly.
"Ten Percent Owner" means an employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation.
"Unrestricted Stock Award" means an Award of shares of Stock free of any restrictions.
SECTION 2. ADMINISTRATION OF PLAN; ADMINISTRATOR AUTHORITY TO SELECT GRANTEES AND DETERMINE AWARDS
(a)Administration of Plan. The Plan shall be administered by the Administrator. In the event the Administrator is the Committee rather than the Board, it is the intention of the Company that the Committee shall consist of "non-employee directors" within the meaning of Rule 16b-3 of the Exchange Act, but the authority and validity of any act taken or not taken by the Committee shall not be affected if any person serving on the Committee does not meet the qualification imposed by this sentence. Except as specifically reserved to the Board under the terms of the Plan or when the Board is serving as Administrator, the Committee shall have full and final authority to operate, manage and administer the Plan on behalf of the Company. Action by the Committee shall require the affirmative vote of a majority of all members thereof.
(b)Powers of Administrator. The Administrator shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:
(i)to select the individuals to whom Awards may from time to time be granted;
(ii)to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Deferred Stock Awards, Unrestricted Stock Awards, Cash-Based Awards and Performance Share Awards, Dividend Equivalent Rights or any combination of the foregoing, granted to any one or more grantees;
(iii)to determine the number of shares of Stock to be covered by any Award;
(iv)to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the form of written instruments evidencing the Awards;
(v)to accelerate at any time the exercisability and vesting of all or any portion of any Award with the exception of a Restricted Stock Award or Deferred Stock Award other than in the context of a Sale Event;
(vi)subject to the provisions of Section 5(c), to extend at any time the period in which Stock Options or Stock Appreciation Rights may be exercised;
(vii)to reduce the per-share exercise price of any outstanding Stock Option or Stock Appreciation Right awarded to any employee of the Company, including any officer or director of the Company (but not to less than 100% of Fair Market Value on the date the reduction is made); provided, however, that such reduction shall be effective only if approved by the shareholders of the Company; and
(viii)at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.
All decisions and interpretations of the Administrator shall be binding on all persons, including the Company and Plan grantees.
(c)Award Document. Awards under the Plan shall be evidenced by Award Documents that set forth the terms, conditions and limitations for each Award which may include, without limitation, the term of an Award and the provisions applicable in the event employment or service terminates.
(d)Indemnification. Neither the Board nor the Administrator, nor any member of either or any delegate thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Board and the Administrator (and any delegate thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys' fees) arising or resulting therefrom to the fullest extent permitted by law and/or under the Company's articles or bylaws or any directors' and officers' liability insurance coverage which may be in effect from time to time and/or any indemnification agreement between such individual and the Company.
(e)Foreign Award Recipients. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Subsidiaries operate or have employees or other individuals eligible for Awards, the Administrator, in its sole discretion, shall have the power and authority to: (i) determine which Subsidiaries shall be covered by the Plan; (ii) determine which individuals outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to individuals outside the United States to comply with applicable foreign laws; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent the Administrator determines such actions to be necessary or advisable (and such subplans and/or modifications shall be attached to this Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Section 3(a) hereof; and (v) take any action, before or after an Award is made, that the Administrator determines to be necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act or any other applicable United States securities law, the Code or any other applicable United States governing statute or law.
SECTION 3. STOCK ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION
(a)Stock Issuable. The maximum number of shares of Stock (subject to adjustment as provided in Section 3(c) hereof) reserved and available for issuance under the Plan shall be equal to the sum of (i) 33,365,000 , plus (ii) the number of shares of Stock available for grant on the Adoption Date under the Progress Software Corporation 1992 Incentive and Nonqualified Stock Option Plan, the Progress Software Corporation 1994 Stock Incentive Plan and the Progress Software Corporation 1997 Stock Incentive Plan, as amended and restated March 22, 2007 (together, the "Old Stock Plans"), plus (iii) the number of shares of Stock underlying any grants pursuant to the Old Stock Plans that are forfeited, canceled, repurchased or are terminated (other than by exercise) from and after the Adoption Date, plus (iv) the number of shares of Stock underlying any grants pursuant to this Plan that are forfeited, canceled, repurchased or are terminated (other than by exercise). Shares tendered or held back upon exercise of an Option or a Stock Appreciation Right to cover the exercise price or tax withholding shall not be available for future issuance under the Plan. Shares tendered or held back upon settlement of any full value Award (i.e., an Award other than an Option or a Stock Appreciation Right) to cover the purchase price or tax withholding shall be available for future issuance under the Plan. Shares repurchased by the Company on the open market with the proceeds of an Option or Stock Appreciation Right exercise price shall no longer be available for issuance under the Plan. In addition, upon exercise of Stock Appreciation Rights, the gross number of shares exercised shall be deducted from the total number of shares remaining available for issuance under the Plan. Subject to such overall limitations, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award. The maximum number of shares of Stock that may be issued in the form of Incentive Stock Options may not exceed 19,365,000 (subject to adjustment as provided in Section 3(c) hereof). The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company.
(b)Effect of Awards. The grant of any full value Award (i.e., an Award other than an Option or a Stock Appreciation Right) made prior to May 9, 2024, shall be deemed, for purposes of determining the number of shares of Stock available for issuance under Section 3(a), as an Award of 2.25 shares of Stock for each such share of Stock subject to the Award; provided, however, any such Award granted on or after May 9, 2024, will be deemed as an Award of 1.5 shares of Stock for each such share of Stock subject to the Award. To the extent there is a share of Stock issuable pursuant to a full value Award under the Plan granted prior to May 9, 2024, and such share of Stock again becomes available for issuance under the Plan pursuant to Section 3(a), then the number of shares of Stock available for issuance under the Plan shall increase by 2.25 shares; provided, however, to the extent there is a share of Stock issuable pursuant to a full value Award under the Plan granted on or after May 9, 2024, and such share of Stock again becomes available for issuance under the Plan pursuant to Section 3(a), then the number of shares of Stock available for issuance under the Plan shall increase by 1.5 shares. The grant of an Option or a Stock Appreciation Right shall be deemed, for purposes of determining the number of shares of Stock available for issuance under Section 3(a), as an Award for one share of Stock for each such share of Stock subject to the Award.
(c)Changes in Stock. Subject to Section 3(d) hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company's capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, or, if, as a result of any merger or consolidation, sale of all or substantially all of the assets of the Company, the outstanding shares of Stock are converted into or exchanged for securities of the Company or any successor entity (or a parent or subsidiary thereof), the Administrator shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, including the maximum number of shares that may be issued in the form of Incentive Stock Options, (ii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, (ii) the repurchase price, if any, per share subject to each outstanding Restricted Stock Award, and (iv) the price for each share subject to any then outstanding Stock Options and Stock Appreciation Rights under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of Stock Options and Stock Appreciation Rights) as to which such Stock Options and Stock Appreciation Rights remain exercisable. The Administrator shall also make equitable or proportionate adjustments in the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration cash dividends paid other than in the ordinary course or any other extraordinary corporate event. The adjustment by the Administrator shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Administrator in its discretion may make a cash payment in lieu of fractional shares.
(d)Sale Event. Upon the effective time of the Sale Event, the Plan and all outstanding Awards granted hereunder shall terminate, unless provision is made in connection with the Sale Event in the sole discretion of the parties thereto for the assumption or continuation of Awards theretofore granted by the successor entity, or the substitution of such Awards with new Awards of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as such parties shall agree (after taking into account any acceleration hereunder). In the event the Awards are not assumed, continued or otherwise substituted in connection with a Sale Event, the Administrator shall accelerate the exercisability and vesting of all outstanding Awards. The Administrator shall have the option to (i) make or provide for a cash payment to the grantees holding Options and Stock Appreciation Rights, in exchange for the cancellation thereof, in an amount equal to the difference between (A) the sale price multiplied by the number of shares of Stock subject to all outstanding Options and Stock Appreciation Rights at exercise prices not in excess of the sale price and (B) the aggregate exercise price of all such outstanding Options and Stock Appreciation Rights; or (ii) permit each grantee, within a specified period of time prior to the consummation of the Sale Event as determined by the Administrator, to exercise all outstanding Options and Stock Appreciation Rights held by such grantee.
(e)Substitute Awards. The Administrator may grant Awards under the Plan in substitution for stock and stock based awards held by employees, directors or other key persons of another corporation in connection with the merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the employing corporation. The Administrator may direct that the substitute awards be granted on such terms and conditions as the
Administrator considers appropriate in the circumstances. Any substitute Awards granted under the Plan shall not count against the share limitation set forth in Section 3(a).
SECTION 4. ELIGIBILITY
Grantees under the Plan will be such officers and other employees, Non-Employee Directors and key persons (including consultants and prospective employees) of the Company and its Subsidiaries as are selected from time to time by the Administrator in its sole discretion.
SECTION 5. STOCK OPTIONS
(a)Grant of Stock Options. Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve.
Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a "subsidiary corporation" within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.
Stock Options granted pursuant to this Section 5 shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable.
(b)Exercise Price. The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5 shall be determined by the Administrator at the time of grant but shall not be less than 100 percent of the Fair Market Value on the date of grant. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the option price of such Incentive Stock Option shall be not less than 110 percent of the Fair Market Value on the grant date.
(c)Option Term. The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than ten years after the date the Stock Option is granted. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the term of such Stock Option shall be no more than five years from the date of grant.
(d)Exercisability; Rights of a Shareholder. Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator at or after the grant date. The Administrator may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a shareholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.
(e)Method of Exercise. Stock Options may be exercised in whole or in part, by giving written or electronic notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods to the extent provided in the Option Award Document:
(i)in cash, by certified or bank check or other instrument acceptable to the Administrator;
(ii)through the delivery (or attestation to the ownership) of shares of Stock that have been purchased by the optionee on the open market or that have been beneficially owned by the optionee for at least six months and are not then subject to restrictions under any Company plan. Such surrendered shares shall be valued at Fair Market Value on the exercise date;
(iii)by the Company reducing the number of shares otherwise issuable to optionee upon the exercise of the Stock Option by the largest whole number of shares having a Fair Market Value that does not exceed the aggregate purchase price for the shares for which the Stock Option is exercised, and optionee paying to the Company in cash the remaining balance of the aggregate Exercise Price;
(iv)a combination of (i), (ii), and (iii); or
(v)by the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Administrator shall prescribe as a condition of such payment procedure.
Payment instruments will be received subject to collection. The transfer to the optionee on the records of the Company or of the transfer agent of the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Option Award Document or applicable provisions of laws (including the satisfaction of any withholding taxes that the Company is obligated to withhold with respect to the optionee). In the event an optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the optionee upon the exercise of the Stock Option shall be net of the number of attested shares. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the exercise of Stock Options, such as a system using an internet website or interactive voice response, then the paperless exercise of Stock Options may be permitted through the use of such an automated system.
(f)Annual Limit on Incentive Stock Options. To the extent required for "incentive stock option" treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.
SECTION 6. STOCK APPRECIATION RIGHTS
(a)Grant of Stock Appreciation Rights. The Administrator in its discretion may grant Stock Appreciation Rights to any grantee (i) alone, (ii) simultaneously with the grant of a Stock Option and in conjunction therewith or in the alternative thereto or (iii) subsequent to the grant of a Non-Qualified option and in conjunction therewith or in the alternative thereto.
(b)Exercise Price of Stock Appreciation Rights. The exercise price per share of a Stock Appreciation Right granted alone shall be determined by the Administrator, but shall not be less than 100% of Fair Market Value on the date of grant of such Stock Appreciation Right. A Stock Appreciation Right granted simultaneously with or subsequent to the grant of a Stock Option and in conjunction therewith or in the alternative thereto shall have the same exercise price as the related Stock Option, shall be transferable only upon the same terms and conditions as the related Stock Option and shall be exercisable only to the same extent as the related Stock Option; provided, however, that a Stock Appreciation Right, by its terms, shall be exercisable only when the Fair Market Value per share of Stock exceeds the exercise price per share thereof.
(c)Terms and Conditions. Upon any exercise of a Stock Appreciation Right, the number of shares of Stock for which any related Stock Option shall be exercisable shall be reduced by the number of shares for which the Stock Appreciation Right shall have been exercised. The number of shares of Stock with respect to which a Stock Appreciation Right shall be exercisable shall be reduced upon any exercise of any related Stock Option by the number of shares for which such Option shall have been exercised. Any Stock Appreciation Right shall be exercisable upon such additional terms and conditions as may from time to time be prescribed by the Administrator.
(d)Settlement in Shares. A Stock Appreciation Right shall entitle the grantee upon exercise thereof to receive from the Company, upon written request to the Company at its principal offices (the "Request"), a number of shares of Stock (with or without restrictions as to substantial risk of forfeiture and transferability, as determined by the Administrator in its sole discretion), having an aggregate Fair Market Value equal to the product of (i) the excess of Fair Market Value, on the date of such Request, over the exercise price per share of Stock specified in such Stock Appreciation Right or its related Option, multiplied by (ii) the number of shares of Stock for which such Stock Appreciation Right shall be exercised.
(e)Deemed Exercise. A Stock Appreciation Right shall be deemed exercised on the last day of its term, if not otherwise exercised by the holder thereof, provided that the Fair Market Value of the Stock subject to the Stock Appreciation Right exceeds the exercise price thereof on such date.
(f)Term. The term of a Stock Appreciation Right shall not exceed seven years.
SECTION 7. RESTRICTED STOCK AWARDS
(a)Nature of Restricted Stock Awards. The Administrator shall determine the restrictions and conditions applicable to each Restricted Stock Award at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The grant of a Restricted Stock Award is contingent on the grantee executing the Restricted Stock Award Document. The terms and conditions of each such Award Document shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees.
(b)Rights as a Shareholder. Upon execution of the Restricted Stock Award Document and payment of any applicable purchase price, a grantee shall have the rights of a shareholder with respect to the voting of the Restricted Stock, subject to such conditions contained in the Restricted Stock Award Document. Unless the Administrator shall otherwise determine, (i) uncertificated Restricted Stock shall be accompanied by a notation on the records of the Company or the transfer agent to the effect that they are subject to forfeiture until such Restricted Stock are vested as provided in Section 7(d) below, and (ii) certificated Restricted Stock shall remain in the possession of the Company until such Restricted Stock is vested as provided in Section 7(d) below, and the grantee shall be required, as a condition of the grant, to deliver to the Company such instruments of transfer as the Administrator may prescribe.
(c)Restrictions. Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Stock Award Document. Except as may otherwise be provided by the Administrator either in the Award Document or, subject to Section 18 below, in writing after the Award Document is issued if a grantee's employment (or other service relationship) with the Company and its Subsidiaries terminates for any reason, any Restricted Stock that has not vested at the time of termination shall automatically and without any requirement of notice to such grantee from or other action by or on behalf of, the Company be deemed to have been reacquired by the Company at its original purchase price (if any) from such grantee or such grantee's legal representative simultaneously with such termination of employment (or other service relationship), and thereafter shall cease to represent any ownership of the Company by the grantee or rights of the grantee as a shareholder. Following such deemed reacquisition of unvested Restricted Stock that are represented by physical certificates, a grantee shall surrender such certificates to the Company upon request without consideration.
(d)Vesting of Restricted Stock. The Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Stock and the Company's right of repurchase or forfeiture shall lapse. Notwithstanding the foregoing, in the event that any such Restricted Stock granted to employees shall have a performance-based goal, the restriction period with respect to such shares shall not be less than one year, and in the event any such Restricted Stock granted to employees shall have a time-based restriction, the total restriction period with respect to such shares shall not be less than three years; provided, however, that Restricted Stock with a time-based restriction may become vested incrementally over such three-year period. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Stock and shall be deemed "vested." Except as may otherwise be provided by the Administrator either in the Award Document or, subject to Section 18 below, in writing after the Award Document is issued, a grantee's rights in any shares of Restricted Stock that have not vested shall automatically terminate upon the grantee's termination of employment (or other service relationship) with the Company and its Subsidiaries and such shares shall be subject to the provisions of Section 7(c) above.
SECTION 8. DEFERRED STOCK AWARDS
(a)Nature of Deferred Stock Awards. The Administrator shall determine the restrictions and conditions applicable to each Deferred Stock Award at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The grant of a Deferred Stock Award is contingent on the grantee executing the Deferred Stock Award Document. The terms and conditions of each such Award Document shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees. Notwithstanding the foregoing, in the event that any such Deferred Stock Award granted to employees shall have a performance-based goal, the restriction period with respect to such Award shall not be less than one year, and in the event any such Deferred Stock Award granted to employees shall have a time-based restriction, the total restriction period with respect to such Award shall not be less than one year; provided, however, that any Deferred Stock Award with a time-based restriction may become vested incrementally over the vesting period. At the end of the deferral period, the Deferred Stock Award, to the extent vested, shall be settled in the form of shares of Stock. To the extent that a Deferred Stock Award is subject to Section 409A, it may contain such additional terms and conditions as the Administrator shall determine in its sole discretion in order for such Award to comply with the requirements of Section 409A.
(b)Election to Receive Deferred Stock Awards in Lieu of Compensation. The Administrator may, in its sole discretion, permit a grantee to elect to receive a portion of future cash compensation otherwise due to such grantee in the form of a Deferred Stock Award. Any such election shall be made in writing and shall be delivered to the Company no later than the date specified by the Administrator and in accordance with Section 409A and such other rules and procedures established by the Administrator. Any such future cash compensation that the grantee elects to defer shall be converted to a fixed number of phantom stock units based on the Fair Market Value of Stock on the date the compensation would otherwise have been paid to the grantee if such payment had not been deferred as provided herein. The Administrator shall have the sole right to determine whether and under what circumstances to permit such elections and to impose such limitations and other terms and conditions thereon as the Administrator deems appropriate.
(c)Rights as a Shareholder. A grantee shall have the rights as a shareholder only as to shares of Stock acquired by the grantee upon settlement of a Deferred Stock Award.
(d)Termination. Except as may otherwise be provided by the Administrator either in the Award Document or, subject to Section 18 below, in writing after the Award Document is issued, a grantee's right in all Deferred Stock Awards that have not vested shall automatically terminate upon the grantee's termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.
SECTION 9. UNRESTRICTED STOCK AWARDS
(a)Grant or Sale of Unrestricted Stock. The Administrator may, in its sole discretion, grant (or sell at par value or such higher purchase price determined by the Administrator) an Unrestricted Stock Award under the Plan. Unrestricted Stock Awards may be granted in respect of past services or other valid consideration, or in lieu of cash compensation due to such grantee.
(b)Elections to Receive Unrestricted Stock In Lieu of Compensation. Upon the request of a grantee and with the consent of the Administrator, each grantee may, pursuant to an irrevocable written election delivered to the Company no later than the date or dates specified by the Administrator, receive a portion of the cash compensation otherwise due to him in Unrestricted Stock (valued at Fair Market Value on the date or dates the cash compensation would otherwise be paid). Such Unrestricted Stock shall be paid to the grantee at the same time as the cash compensation would otherwise be paid.
SECTION 10. CASH-BASED AWARDS
Grant of Cash-Based Awards. The Administrator may, in its sole discretion, grant Cash-Based Awards to any grantee in such number or amount and upon such terms, and subject to such conditions, as the Administrator shall determine at the time of grant. The Administrator shall determine the maximum duration of the Cash-Based Award, the amount of cash to which the Cash-Based Award pertains, the conditions upon which the Cash-Based Award shall become vested or payable, and such other provisions as the Administrator shall determine. Each Cash-Based Award shall specify a cash-denominated payment amount, formula or payment ranges as determined by the Administrator. Payment, if any, with respect to a Cash-Based Award shall be made in accordance with the terms of the Award and may be made in cash or in shares of Stock, as the Administrator determines.
SECTION 11. PERFORMANCE SHARE AWARDS
(a)Nature of Performance Share Awards. The Administrator may, in its sole discretion, grant Performance Share Awards independent of, or in connection with, the granting of any other Award under the Plan. The Administrator shall determine whether and to whom Performance Share Awards shall be granted, the Performance Goals, the periods during which performance is to be measured, which may not be less than one year, and such other limitations and conditions as the Administrator shall determine.
(b)Rights as a Shareholder. A grantee shall have the rights as a shareholder only as to shares of Stock acquired by the grantee upon settlement of a Deferred Stock Award.
(c)Termination. Except as may otherwise be provided by the Administrator either in the Award Document or, subject to Section 18 below, in writing after the Award Document is issued, a grantee's right in all Deferred Stock Awards that have not vested shall automatically terminate upon the grantee's termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.
SECTION 12. DIVIDEND EQUIVALENT RIGHTS
(a)Dividend Equivalent Rights. A Dividend Equivalent Right may be granted hereunder to any grantee as a component of a Deferred Stock Award, Restricted Stock Award or Performance Share Award or as a freestanding award. The terms and conditions of Dividend Equivalent Rights shall be specified in the Award Document. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment or such other price as may then apply under a dividend reinvestment plan sponsored by the Company, if any. Dividend Equivalent Rights may be settled in cash or shares of Stock or a combination thereof, in a single installment or installments. A Dividend Equivalent Right granted as a component of a Deferred Stock Award, Restricted Stock Award or Performance Share Award must provide that such Dividend Equivalent Right shall be subject to all of the same terms and conditions and settled upon settlement or payment of, or lapse of restrictions on, such other Award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other Award. A Dividend Equivalent Right granted as a component of a Deferred Stock Award, Restricted Stock Award or Performance Share Award may also contain terms and conditions different from such other Award. Further, the payment of dividends or dividend equivalents on unvested awards for all equity award types is prohibited.
(b)Interest Equivalents. Any Award under this Plan that is settled in whole or in part in cash on a deferred basis may provide in the grant for interest equivalents to be credited with respect to such cash payment. Interest equivalents may be compounded and shall be paid upon such terms and conditions as may be specified by the grant.
(c)Termination. Except as may otherwise be provided by the Administrator either in the Award Document or, subject to Section 18 below, in writing after the Award Document is issued, a grantee's rights in all Dividend Equivalent Rights or interest equivalents granted as a component of a Deferred Stock Award, Restricted Stock Award or Performance Share Award that has not vested shall automatically terminate upon the grantee's termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.
SECTION 13. PERFORMANCE-BASED AWARDS
(a)Performance-Based Awards. Any employee or other key person providing services to the Company and who is selected by the Administrator may be granted one or more Performance-Based Awards in the form of a Restricted Stock Award, Deferred Stock Award, Performance Share Awards or Cash-Based
Award payable upon the attainment of Performance Goals that are established by the Administrator and relate to one or more of the Performance Criteria, in each case on a specified date or dates or over any period or periods determined by the Administrator. The Administrator shall define in an objective fashion the manner of calculating the Performance Criteria it selects to use for any Performance Period. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit or an individual. The Administrator, in its discretion, may adjust or modify the calculation of Performance Goals for such Performance Period in order to prevent the dilution or enlargement of the rights of an individual (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development, (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or (iii) in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles or business conditions.
(b)Payment of Performance-Based Awards. Following the completion of a Performance Cycle, the Administrator shall meet to review and certify in writing whether, and to what extent, the Performance Goals for the Performance Cycle have been achieved and, if so, to also calculate and certify in writing the amount of the Performance-Based Awards earned for the Performance Cycle. The Administrator shall then determine the actual size of each Performance-Based Award, and, in doing so, may reduce or eliminate the amount of the Performance-Based Award if, in its sole judgment, such reduction or elimination is appropriate.
SECTION 14. TRANSFERABILITY OF AWARDS
(a)Transferability. Except as provided in Section 14(b) below, during a grantee's lifetime, his or her Awards shall be exercisable only by the grantee, or by the grantee's legal representative or guardian in the event of the grantee's incapacity. No Awards shall be sold, assigned, transferred or otherwise encumbered or disposed of by a grantee other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order. No Awards shall be subject, in whole or in part, to attachment, execution or levy of any kind, and any purported transfer in violation hereof shall be null and void.
(b)Administrator Action. Notwithstanding Section 14(a), the Administrator, in its discretion, may provide either in the Award Document regarding a given Award or by subsequent written approval that the grantee (who is an employee or director) may transfer his or her Awards (other than any Incentive Stock Options or Deferred Stock Awards) to his or her immediate family members, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Award.
(c)Family Member. For purposes of Section 14(b), "family member" shall mean a grantee's child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, any person sharing the grantee's household (other than a tenant of the grantee), a trust in which these persons (or the grantee) have more than 50 percent of the beneficial interest, a foundation in which these persons (or the grantee) control the management of assets, and any other entity in which these persons (or the grantee) own more than 50 percent of the voting interests.
(d)Designation of Beneficiary. Each grantee to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award or receive any payment under any Award payable on or after the grantee's death. Any such designation shall be on a form provided for that purpose by the Administrator and shall not be effective until received by the Administrator. If no beneficiary has been designated by a deceased grantee, or if the designated beneficiaries have predeceased the grantee, the beneficiary shall be the grantee's estate.
SECTION 15. TAX WITHHOLDING
(a)Payment by Grantee. Each grantee shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the grantee for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state or local taxes of any kind required by law to be withheld by the Company with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the grantee. The Company's obligation to deliver evidence of book entry (or stock certificates) to any grantee is subject to and conditioned on tax withholding obligations being satisfied by the grantee.
(b)Payment in Stock. Subject to approval by the Administrator, a grantee may elect to have the Company's minimum required tax withholding obligation satisfied, in whole or in part, by authorizing the Company to withhold from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due.
SECTION 16. SECTION 409A AWARDS
To the extent that any Award is determined to constitute "nonqualified deferred compensation" within the meaning of Section 409A (a "409A Award"), the Award shall be subject to such additional rules and requirements as specified by the Administrator from time to time in order to comply with Section 409A. In this regard, if any amount under a 409A Award is payable upon a "separation from service" (within the meaning of Section 409A) to a grantee who is then considered a "specified employee" (within the meaning of Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the grantee's separation from service, or (ii) the grantee's death, but only to the extent such delay is necessary to prevent such payment from being subject to interest, penalties and/or additional tax imposed pursuant to Section 409A. Further, the settlement of any such Award may not be accelerated except to the extent permitted by Section 409A.
SECTION 17. TRANSFER, LEAVE OF ABSENCE, ETC.
For purposes of the Plan, the following events shall not be deemed a termination of employment:
(a)a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; or
(b)an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee's right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.
SECTION 18. AMENDMENTS AND TERMINATION
The Board may, at any time, amend or discontinue the Plan and the Administrator may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder's consent. Except as provided in Section 3(c) or 3(d), without prior shareholder approval, in no event may the Administrator exercise its discretion to (i) reduce the exercise price of outstanding Stock Options or Stock Appreciation Rights or (ii) cancel any outstanding Option or Stock Appreciation Right that has an exercise price greater than the then current Fair Market Value of the Stock in exchange for cash or other Awards under the Plan. To the extent required under the rules of any securities exchange or market system on which the Stock is listed, to the extent determined by the Administrator to be required by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code, Plan amendments shall be subject to approval by the Company shareholders entitled to vote at a meeting of shareholders. Nothing in this Section 18 shall limit the Administrator's authority to take any action permitted pursuant to Section 3(d).
SECTION 19. STATUS OF PLAN
With respect to the portion of any Award that has not been exercised and any payments in cash, Stock or other consideration not received by a grantee, a grantee shall have no rights greater than those of a general creditor of the Company unless the Administrator shall otherwise expressly determine in connection with any
Award or Awards. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Company's obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.
SECTION 20. GENERAL PROVISIONS
(a)No Distribution. The Administrator may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.
(b)Delivery of Stock Certificates. Stock certificates to grantees under this Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the grantee, at the grantee's last known address on file with the Company. Uncertificated Stock shall be deemed delivered for all purposes when the Company or a Stock transfer agent of the Company shall have given to the grantee by electronic mail (with proof of receipt) or by United States mail, addressed to the grantee, at the grantee's last known address on file with the Company, notice of issuance and recorded the issuance in its records (which may include electronic "book entry" records). Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Stock pursuant to the exercise of any Award, unless and until the Administrator has determined, with advice of counsel (to the extent the Administrator deems such advice necessary or advisable), that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed, quoted or traded. All Stock certificates delivered pursuant to the Plan shall be subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state or foreign jurisdiction, securities or other laws, rules and quotation system on which the Stock is listed, quoted or traded. The Administrator may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Administrator may require that an individual make such reasonable covenants, agreements, and representations as the Administrator, in its discretion, deems necessary or advisable in order to comply with any such laws, regulations or requirements. The Administrator shall have the right to require any individual to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Administrator.
(c)Shareholder Rights. Until Stock is deemed delivered in accordance with Section 20(b), no right to vote or receive dividends or any other rights of a shareholder will exist with respect to shares of Stock to be issued in connection with an Award, notwithstanding the exercise of a Stock Option or any other action by the grantee with respect to an Award.
(d)Other Compensation Arrangements; No Employment Rights. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary.
(e)Trading Policy Restrictions. Option exercises and other Awards under the Plan shall be subject to the Company's insider trading policies and procedures, as in effect from time to time.
(f)Forfeiture or Recoupment of Awards. A grantee's rights with respect to any Award under this Plan shall in all events be subject to (a) all rights that the Company may have under any Company written clawback or recoupment policy or other written agreement or arrangement with the grantee and (b) all rights and obligations that the Company may have regarding the clawback of "incentive-based compensation" under Section 10D of the Exchange Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and any applicable rules and regulations promulgated thereunder from time to time by the U.S. Securities and Exchange Commission in effect on the grant date or thereafter.
SECTION 21. EFFECTIVE DATE OF PLAN
This Plan shall become effective upon approval by Company shareholders at which a quorum is present (the "Effective Date"). No grants of Stock Options and other Awards may be made hereunder after the date that is the tenth anniversary of the Effective Date.
SECTION 22. GOVERNING LAW
This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts, applied without regard to conflict of law principles.